UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

________________

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Propel Media, Inc.
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PROPEL MEDIA, INC.
2010 Main Street, Suite 900
Irvine, California 92614

NOTICE

OF

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2017

To the Stockholders of Propel Media, Inc.:

NOTICE IS HEREBY GIVEN that an annual meeting of stockholders (the “Annual Meeting”) of Propel Media, Inc., a Delaware corporation (the “Company”), will be held at the Company’s offices, 2010 Main Street, Suite 900, Irvine, California 92614, on June 15, 2017 at 10:00 a.m., local time, for the following purposes:

1.       to elect the members of the Company’s board of directors (the “Board”), each to hold office until the next annual meeting and until his or her successor is duly elected and qualified;

2.       to ratify the appointment of Marcum LLP as the Company’s independent registered certified public accounting firm for the year ending December 31, 2017; and

3.       to transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board has set the close of business on April 21, 2017 as the record date for the determination of stockholders who will be entitled to notice of and to vote at the Annual Meeting (the “record date”). The list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s headquarters at least ten days before the Annual Meeting.

Your vote is important no matter how many shares you own. Whether or not you expect to attend the meeting, please vote your shares over the Internet in accordance with the instructions on the proxy card, or complete, sign and date the accompanying proxy and return it promptly in the enclosed postage paid reply envelope. Your prompt response is necessary to ensure that your shares are represented at the meeting. You can change your vote and revoke your proxy at any time before the meeting by following the procedures described in the accompanying proxy statement.

By Order of the Board of Directors

/s/ David Shapiro
David Shapiro, Secretary

May 1, 2017
Irvine, California

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 15, 2017: The Company’s Proxy Statement and Annual Report on Form 10-K are available at https://www.propelmedia.com/company/investor/.

PROPEL MEDIA, INC.
2010 Main Street, Suite 900
Irvine, California 92614

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2017

INTRODUCTION

The Company is providing this proxy statement in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting to be held on June 15, 2017, at 10:00 a.m., local time, and any adjournment or postponement thereof. The Annual Meeting will be held at the Company’s offices, 2010 Main Street, Suite 900, Irvine, California 92614.

The Company’s annual report for the fiscal year ended December 31, 2016 (the “Annual Report”), which contains the Company’s audited financial statements and the financial statement schedules, is enclosed with this proxy statement. This proxy statement, the accompanying proxy card and the Annual Report are being mailed beginning on or around May 1, 2017 in connection with the solicitation of proxies by the Board.

What proposals are being presented for a stockholder vote at the Annual Meeting?

There are two proposals being presented for stockholder vote at the Annual Meeting:

•         the election of the members of the Board, each to hold office until the next annual meeting and until his or her successor is duly elected and qualified (the “Director Election Proposal”); and

•         the ratification of the appointment of Marcum LLP as the Company’s independent registered certified public accounting firm for the year ending December 31, 2017 (the “Accounting Firm Proposal”).

Stockholders will also consider any other business as may properly come before the Annual Meeting.

What are the recommendations of the Board?

The Board recommends that you vote:

•         “FOR” the election of the director nominees named in this proxy statement; and

•         “FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered certified public accounting firm.

Who is entitled to vote?

The holders of the Company’s common stock at the close of business on the record date, April 21, 2017, are entitled to vote at the Annual Meeting. As of the record date, 250,010,162 shares of common stock were outstanding. Holders of the Company’s common stock have one vote for each share that they own on such date.

How do I submit my vote?

Record holders can vote by the following methods:

•         By mail. You may vote by proxy by completing the enclosed proxy card and returning it in the postage-paid return envelope.

•         By Internet. You may vote by proxy by Internet. The proxy card enclosed with this proxy statement provides instructions for voting by proxy by Internet.

•         In person. You may attend the Annual Meeting and vote in person using the ballot provided to you at the meeting.

Beneficial owners of shares held in street name may instruct their bank, broker or other nominee how to vote their shares. Beneficial owners should refer to the materials provided to them by their nominee for information on communicating these “voting instructions.” Beneficial owners may not vote their shares in person at the Annual Meeting unless they obtain a legal proxy from the stockholder of record, present it to the inspector of election at the Annual Meeting and produce valid identification. Beneficial owners should contact their bank, broker or other nominee for instructions regarding obtaining a legal proxy.

What is the difference between a “record holder” and a “beneficial owner” of the Company’s common stock?

If your shares are registered in your name with our transfer agent, Continental Stock Transfer and Trust Company, then you are considered the record holder for those shares. If you are the record holder of your shares, you have the right to vote your shares by proxy or to attend the meeting and vote in person.

If your shares are held through a bank, broker or other nominee, then you are considered to hold your shares in “street name.” While you are the “beneficial owner” of those shares, you are not considered the record holder. As the beneficial owner of shares of our common stock, you have the right to instruct your bank, broker or other nominee how to vote your shares. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the stockholder of record.

What does it mean to vote “by proxy”?

When you vote by proxy, you grant another person the power to vote stock that you own. If you vote by proxy in accordance with this proxy statement, you will have designated the following individuals as your proxy holders for the Annual Meeting: Marv Tseu, the Company’s Chief Executive Officer, and David Shapiro, the Company’s Chief Operating Officer and Secretary.

Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted in accordance with your specific instructions. If you provide a proxy, but you do not provide specific instructions on how to vote on each proposal, the proxy holder will vote your shares “FOR” election of the director nominees named in this proxy statement and “FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered certified public accounting firm. With respect to any other proposal that properly comes before the Annual Meeting, the proxy holders will vote in their own discretion according to their best judgment, to the extent permitted by applicable laws and regulations.

What happens if I do not provide voting instructions to my bank, broker or other nominee?

If you are a beneficial owner and do not provide your bank, broker or other nominee with voting instructions and do not obtain a legal proxy, under the rules of various national and regional securities exchanges, the bank, broker or other nominee may generally vote on routine matters but cannot vote on non-routine matters. If the bank, broker or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the bank, broker or other nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” The Director Election Proposal is considered a non-routine proposal. Therefore, broker non-votes may occur with respect to this matter in connection with the Annual Meeting.

How do I revoke my proxy or voting instructions?

A record holder may revoke his, her or its proxy by (i) submitting a written notice of revocation that is received by our Secretary at any time prior to the voting at the Annual Meeting, (ii) submitting a subsequent proxy prior to the voting at the Annual Meeting or (iii) attending the Annual Meeting and voting in person. Attendance by a stockholder at the Annual Meeting does not alone serve to revoke his or her proxy. Stockholders may send written notice of revocation to the Secretary, Propel Media, Inc., 2010 Main Street, Suite 900, Irvine, California 92614.

Beneficial owners should refer to the materials provided to them by their bank, broker or other nominee for information on changing their voting instructions.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the common stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by his or her proxy are not being voted with respect to a particular matter. This is sometimes referred to as “stockholder withholding.” Similarly, a broker non-vote may occur with respect to shares held in street name, when the bank, broker or other nominee is not permitted to vote such stock on a particular matter in the absence of voting instructions from the beneficial owner. The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or a broker non-vote will not be considered shares present and entitled to vote on the matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum, unless the proxy indicates that the shares are not being voted on any matter at the Annual Meeting, in which case the shares will not be counted for purposes of determining the presence of a quorum. Abstentions are voted neither “FOR” nor “AGAINST” a matter, but are counted in the determination of a quorum.

How many votes are required to approve each proposal?

Director Election Proposal. Nominees that receive the affirmative vote of a plurality of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon, will be elected as directors. “Plurality” means that the individuals who receives the largest number of votes cast “FOR” are elected as director. Consequently, abstentions and broker non-votes will not have any effect on the election.

Accounting Firm Proposal. Ratification of the appointment of Marcum LLP requires the affirmative vote of a majority of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon. Abstentions, which are considered present and entitled to vote on this matter, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes, which are not considered present and entitled to vote on this matter, will not have any effect on the vote with respect to this proposal.

Who is paying for this proxy statement and the solicitation of my proxy, and how are proxies solicited?

Proxies are being solicited by the Board for use at the Annual Meeting. The Company’s officers and other employees, without additional remuneration, also may assist in the solicitation of proxies in the ordinary course of their employment. In addition to the use of the mail and the Internet, solicitations may be made personally or by email or telephone, as well as by public announcement. The Company will bear the cost of this proxy solicitation. The Company may also request brokers, dealers, banks and their nominees to solicit proxies from their clients where appropriate, and may reimburse them for reasonable expenses related thereto.

DIRECTOR ELECTION PROPOSAL

The Board consists of up to five directors, with all of the directors elected at each annual meeting of stockholders. Accordingly, at the Annual Meeting, the stockholders will vote on the election of directors. However, there currently is one vacancy on the Board. As a result, the Board will nominate only four individuals for election by the stockholders. Each director elected at the Annual Meeting will serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified.

The Company’s directors currently are Sam Humphreys, Jonathan Ledecky, Jared Pobre and Marv Tseu. The Board is nominating such individuals for re-election as directors. Biographical information about the nominees can be found in “Directors and Executive Officers” beginning on page 6.

Unless otherwise specified by you when you give your proxy, the shares subject to your proxy will be voted “FOR” the election of these nominees. In case any of these nominees become unavailable for election to the Board, an event which is not anticipated, the proxy holders, or their substitutes, shall have full discretion and authority to vote or refrain from voting your shares for any other person in accordance with their best judgment.

Nominees that receive the affirmative vote of a plurality of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon, will be elected as directors.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH NOMINEE LISTED ABOVE.

ACCOUNTING FIRM PROPOSAL

The Board has appointed Marcum LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. At the Annual Meeting, stockholders will vote on a proposal to ratify this appointment.

Marcum LLP has served as the Company’s independent registered public accounting firm since it was retained to perform the audit for our fiscal year ended December 31, 2014. Marcum LLP also previously served as the independent registered public accounting firm for Kitara Media Corp. (“Kitara”) until the consummation of the business combination (the “Business Combination”) between the Company, Kitara and Propel Media LLC (“Propel Media”) on January 28, 2015. Prior to the Business Combination, Kitara was a public company. Upon the closing of the Business Combination, Kitara became a wholly owned subsidiary of the Company.

While stockholder ratification of the Board’s decision to retain Marcum LLP is not required by the Company’s bylaws or otherwise, the Board has chosen to submit that selection to the Company’s stockholders for ratification. If the Company’s stockholders fail to ratify the selection, the Board may, but is not required to, reconsider whether to retain that firm. Additionally, even if the selection is ratified, the Board may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the fiscal year, if it determines that such a change would be in the best interests of the Company and its stockholders.

Marcum LLP has advised us that the firm is independent with respect to the Company and its subsidiaries. We expect that representatives of Marcum LLP will be present at the Annual Meeting to make statements and to respond to appropriate questions from our stockholders.

Ratification of the appointment of Marcum LLP requires the affirmative vote of a majority of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Independent Registered Public Accounting Firm’s Fees and Services

The following fees were paid to Marcum LLP for services rendered in years ended December 31, 2016 and 2015:

Fee Category	2016	2015
Audit Fees	$211,338	$220,420
Audit Related Fees	—	—
Tax Fees(1)	—	40,000
All Other Fees	—	—

____________

(1)      These fees relate to the preparation of federal and state income tax returns.

Pre-Approval of Audit and Non-Audit Services

The Company currently does not have an audit committee. However, before the Company engages its independent registered public accounting firm to render any audit or non-audit services, the Board approves such engagement. In accordance with this policy, the Board pre-approved the engagement of Marcum LLP for all of the services described above.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The Company’s directors and executive officers are as follows:

Name	Age	Position
Jared Pobre	42	Non-Executive Chairman of the Board
Marv Tseu	69	Chief Executive Officer and Director
Sam Humphreys	57	Director
Jonathan J. Ledecky	58	Director
David Shapiro	46	Chief Operating Officer and Secretary
Daniela Nabors	39	Chief Revenue Officer
Howard Yeaton	62	Interim Chief Financial Officer

Jared Pobre has served as the Company’s Non-Executive Chairman of the Board since April 2016. Prior to such time, Mr. Pobre served as the Company’s Executive Chairman of the Board, from January 2015 to April 2016. Mr. Pobre founded Propel Media’s predecessor company in 2001 and served as its Chief Executive Officer until Propel Media was formed in 2008. Mr. Pobre continued to serve as the Chief Executive Officer of Propel Media until March 2015. Prior to founding Propel Media, Mr. Pobre worked at Autobytel Inc. (NASDAQ: ABTL), an online leader offering consumer purchase requests and marketing resources to car dealers and manufacturers, where he served as its Senior Media Buyer, and Local Corporation (NASDAQ: LOCM), a local advertising technology company that delivers solutions designed to connect businesses and consumers, where he served as its Director of Business Development. Mr. Pobre is the 2009 recipient of the Ernst and Young Entrepreneur of the Year Award in the technology category. He graduated with a degree in business from the University of Southern California. The Company believes Mr. Pobre is well-qualified to serve as the Non-Executive Chairman of the Board of the Company due to his experience in the online advertising industry and his business acumen.

Marv Tseu has served as the Company’s Chief Executive Officer effective since April 2016 and has served as a member of the Board since January 2015. Mr. Tseu also has served as Propel Media’s and Kitara’s Chief Executive Officer since April 2016. Prior to such time, he served as the Company’s and Propel Media’s President, from January 2015 to April 2016, as Propel Media’s Chief Operating Officer, from April 2014 to April 2016, and as Kitara’s President, from April 2015 to April 2016. He has been a member of the Board of Directors of Plantronics, Inc. (NYSE:PLT) since 1999 and serves as Chair of the Board and Presiding Director of executive sessions. Mr. Tseu has served as a managing partner since 2008 of Waypoint Strategies, a firm which advises companies’ boards, chief executive officers and management on alignment of roles, responsibilities and actions to improve corporate performance. From June 2009 to September 2013, Mr. Tseu served as Chief Operating Officer of Exponential Interactive, a leading global provider of advertising intelligence and digital media solutions to brand advertisers. From May 2006 to November 2007, Mr. Tseu served as Chief Executive Officer and Director of Axesstel, Inc., a designer and developer of fixed wireless voice and broadband data products. From October 2002 to March 2006, Mr. Tseu served as the Chief Executive Officer and was a founder of Active Reasoning, Inc., a private company that produced resource management software to help enterprises manage their IT operations, which was acquired by Oracle Corporation in 2007. From 2000 to 2002, Mr. Tseu served as a consulting venture partner with ComVentures, LLP, a venture capital firm focusing on communications companies. From February 2001 to July 2001, Mr. Tseu was Chief Executive Officer of Method Networks, Inc., an Internet technology company helping enterprises automate the management of their Internet networks. From October 1999 to October 2000, Mr. Tseu served as President and Chief Executive Officer and was a co-founder of SiteSmith, Inc., a provider of outsourced Internet site operations. From August 1998 to July 1999, Mr. Tseu served as President of Structured Internetworks, Inc., a company engaged in the design and marketing of bandwidth allocation products. Mr. Tseu has a Bachelor of Arts degree in Economics from Stanford University. The Company believes Mr. Tseu is well-qualified to serve as a member of the Board due to his experience in the online advertising industry and his business acumen.

Sam Humphreys has served as a member of the Board since January 2015. Mr. Humphreys also has served as a member of the Kitara board of directors since July 2013. Since 2006, Mr. Humphreys has served as the chief executive officer of London Bay Capital, a private equity firm based in San Francisco that Mr. Humphreys co-founded. Prior to co-founding London Bay Capital, Mr. Humphreys was a principal in several private equity and venture capital firms, and prior thereto, a lawyer focused on mergers and acquisitions. Mr. Humphreys has participated as a founder or executive officer or, through his firms, the financial sponsor, of numerous high-growth businesses which pursued consolidation strategies in highly fragmented industries. These businesses include, among others, Envirofil Inc., which merged with USA Waste Services, Inc. (solid waste services); US Delivery Systems, Inc. (same-day, same-city delivery services); PalEx, Inc. (shipping pallets and containers); and Quanta Services, Inc. (specialty contracting in telecom and electrical infrastructure). Prior to entering the private equity field, Mr. Humphreys was a partner at the law firm of Andrews & Kurth. The Company believes Mr. Humphreys is well-qualified to serve as a member of the Board due to his investing experience, his knowledge of mergers and acquisitions and his business contacts.

Jonathan J. Ledecky has served as a member of the Board since January 2015. Previously, Mr. Ledecky served as a member of the Kitara board of directors from January 2011 to April 2015 and as Kitara’s non-executive chairman of the board from February 2012 until April 2015. Mr. Ledecky also served as Kitara’s interim chief financial officer, from February 2012 until July 2013, and as Kitara’s chief executive officer, from January 2011 to February 2012, during which time Kitara was known as Ascend Acquisition Corp. Mr. Ledecky has been a co-owner of the National Hockey League’s New York Islanders franchise since October 2014. He also serves as an Alternate Governor on the Board of Governors of the NHL and as President of NYC Hockey Holdings LLC. Mr. Ledecky has served as chairman of Ironbound Partners Fund, LLC (“Ironbound”), a private investment management fund, since March 1999. He has also served as President, Chief Financial Officer and sole Director of Newtown Lane Marketing, Incorporated, a public shell company, since October 2015. From June 1998 to August 2013, Mr. Ledecky served as a director of School Specialty, a Nasdaq Global Market listed education company that provides products, programs and services that enhance student achievement and development. School Specialty was spun out of U.S. Office Products in June 1998. Mr. Ledecky founded U.S. Office Products in October 1994 and served as its chief executive officer until November 1997 and as its chairman until its sale in June 1998. U.S. Office Products was one of the fastest start-up entrants in the history of the Fortune 500 with sales in excess of $3 billion within three years. From July 1999 to July 2001, Mr. Ledecky was vice chairman of Lincoln Holdings, owners of the Washington sports franchises in the NBA, NHL and WNBA. Mr. Ledecky also has served as a trustee of George Washington University, a director of the U.S. Chamber of Commerce and a commissioner on the National Commission on Entrepreneurship and currently serves as a trustee of the U.S. Olympic Foundation and the U.S. Paralympic Foundation. In 2004, Mr. Ledecky was elected the Chief Marshal of the 2004 Harvard University Commencement, a singular honor bestowed by his alumni peers for a 25th reunion graduate deemed to have made exceptional contributions to Harvard and the greater society while achieving outstanding professional success. Mr. Ledecky received a B.A. (cum laude) from Harvard University in 1979 and a M.B.A. from the Harvard Business School in 1983. The Company believes Mr. Ledecky is well-qualified to serve as a member of the Board due to his public company experience, operational experience and business contacts.

David Shapiro has served as the Company’s Chief Operating Officer since April 2016 and has served as the Company’s Secretary since January 2015. Mr. Shapiro also has served as Propel Media’s and Kitara’s Chief Operating Officer since April 2016. Prior to such time, he served as the Company’s Chief Corporate Development Officer and General Counsel, from January 2015 to April 2016, as Propel Media’s and Kitara’s Chief Corporate Development Officer, from April 2015 to April 2016, as Propel Media’s General Counsel, from January 2012 to April 2016, and as Kitara’s General Counsel, from April 2015 to April 2016. He also previously served as Propel Media’s Executive Vice President, Business & Legal Affairs, from January 2012 to April 2015. Mr. Shapiro served as Propel Media’s outside General Counsel from October 2011 to December 2011. From September 2008 to October 2011, Mr. Shapiro served as a consultant to media and Internet companies. From May 2006 to September 2008, Mr. Shapiro served as the Senior Vice President, Business & Legal Affairs and Secretary to DIC Entertainment, a publicly traded, children’s entertainment company. Prior to that, Mr. Shapiro was a member of the Office of the CEO and the Head of Corporate Projects and Initiatives at LRN, a leading provider of technology-enabled ethics and corporate governance solutions, and a corporate attorney at Wilson Sonsini Goodrich and Rosati, where he specialized in venture capital financings and mergers and acquisitions for public and private technology companies. Earlier in his career, he served as an Assistant District Attorney in the Manhattan District Attorney’s Office.

Mr. Shapiro graduated with honors from Harvard Law School and received a Master’s degree in Public Policy from the Eagleton Institute of Politics and a Bachelor of Arts degree in Politics from Brandeis University, where he graduated Phi Beta Kappa.

Daniela Nabors has served as the Company’s Chief Revenue Officer since April 2016. Prior to such time, she served as Propel Media’s Chief Adverting Officer from September 2013 to April 2016. She also previously served as Propel Media’s Executive Vice President, Campaign Analytics and Account Management from January 2012 to September 2013, as Propel Media’s Vice President, Campaign Analytics and Account Management from January 2010 to December 2011 and as Propel Media’s Director, Campaign Analytics, from April to December 2009. From 2008 to 2009, Ms. Nabors was the Director of Web Publishing, Display and SEM at WebYES!, a private, lead-generation focused company in the payday and private lending space. Prior to that, from 2005 to 2008, Ms. Nabors was the Sr. SEM Manager at mylife.com (formerly reunion.com), a company that re-connects users through their data online, and helps them keep it safe. From 2003 to 2005, she was Head of Customer Operations at Komdat GmbH, a full service, online performance marketing agency based in Munich, Germany. She started her career in online marketing at GoTo.com, the first provider of sponsored search listings, where she worked from 2000 to 2003 and held various customer facing and account management roles in the U.S., as well as in Europe, during the company’s international expansion and rebranding to Overture Services, Inc. (now Yahoo Search Marketing). Ms. Nabors attended school in Fuerth, Germany at the Fachoberschule Fuerth. She majored in business, law and administration.

Howard Yeaton has served as the Company’s Interim Chief Financial Officer since January 2015. Mr. Yeaton has been the Managing Principal of Financial Consulting Strategies LLC since 2003, a firm serving principally early stage public companies with financial reporting support and other related strategic services. In addition, from July 2014 to July 2015, Mr. Yeaton served as interim Chief Financial Officer of Energous Corporation, a public company listed on the Nasdaq Capital Market. Prior to founding Financial Consulting Strategies LLC, Mr. Yeaton served in various financial leadership positions for Konica and Teco Energy. Mr. Yeaton began his career with Deloitte, an international accounting and auditing firm. Mr. Yeaton currently serves as a director, Vice Chairman and chairman of the audit committee for Stewardship Financial Corporation, a community bank. Mr. Yeaton has a BS in accounting from Florida State University in Tallahassee, FL, and a Master’s in Business Administration from the University of Connecticut in Storrs, CT.

Director Compensation

As of the date of proxy statement, the Company has not established a compensation plan for the members of the Board. However, the Company has granted equity awards to its nonemployee directors as set forth in the footnotes to the Director Compensation table below.

Jared Pobre ceased to be an officer of the Company effective as of April 30, 2016, although he remains as the Company’s Non-Executive Chairman of the Board. Through April 30, 2016, Mr. Pobre was compensated pursuant to an employment agreement dated as of March 6, 2015. The employment agreement provided for a base salary of $250,000 and for an annual bonus based on reaching individual and Company performance objectives to be defined by the Board over a reasonable time frame. No bonus was paid to Mr. Pobre for 2016 or 2015. The employment agreement continues to restrict Mr. Pobre from disclosing confidential information concerning the business of the Company. Mr. Pobre may receive compensation as a nonemployee director going forward on the same basis as the other nonemployee directors.

The following table sets forth information concerning compensation of the Company’s directors (other than directors who are also named executive officers and whose compensation is fully reflected in the Summary Compensation Table above) for the year ended December 31, 2016:

Director Compensation for 2016
Name	Option Awards ($)(1)	All Other Compensation ($)	Total Compensation ($)
Sam Humphreys	$—	$—	$—
Jonathan Ledecky	$—	$—	$—
Jared Pobre(2)	$—	$83,333	$83,333
John Quelch(3)	$—	$—	$—

____________

(1)      As of December 31, 2016, each of the nonemployee directors held the following aggregate number of option awards:

Name	Unexercised Option Awards
Sam Humphreys	750,000
Jonathan Ledecky*	1,500,000
Jared Pobre	—

____________

*         Includes an option to purchase 750,000 shares of the Company’s common stock held by Ironbound, an affiliate of Mr. Ledecky.

(2)      Represents salary paid to Mr. Pobre as the Company’s Executive Chairman of the Board. No bonus was paid to Mr. Pobre for 2016. Mr. Pobre became Non-Executive Chairman of the Board, and ceased to be an officer of the Company, effective as of April 30, 2016.

(3)      Mr. Quelch resigned from the Board on August 4, 2016.

Independence of Directors

Although the Company’s securities are not listed on a national securities exchange, the Company has elected to adhere to the listing standards of The NASDAQ Stock Market, LLC (“Nasdaq”) in determining whether a director is independent. The Board consults with its counsel to ensure that its determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. Nasdaq generally defines an “independent director” as a person other than an officer of the Company, who does not have a relationship with the Company that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, the Company determined that Messrs. Humphreys and Ledecky are independent directors.

Board Structure

The Company does not have separate standing audit, nomination or compensation committees. The Company does not believe it is necessary for the Board to appoint such committees, or have a separately designated lead director, because the volume of matters that come before the Board for consideration permits the full Board to give sufficient time and attention to such matters and to be involved in all decision making. In addition, the Company believes that nomination and compensation committees are not necessary due to the concentration of stock ownership with two former members of Propel Media, including Jared Pobre, the Company’s Non-Executive Chairman of the Board, who beneficially own a majority of the Company’s outstanding common stock.

Audit Oversight

The entire Board serves as our audit committee. The Board has determined that Sam Humphreys qualifies as an audit committee financial expert within the meaning of the rules and regulations of the SEC and is independent under the definition of independence applicable to audit committee members in the Nasdaq listing standards. The Company has determined that, under such definition of independence, Messrs. Pobre and Tseu would not be considered independent.

Report of the Board

The Board, serving as the audit committee, reviewed and discussed the Company’s audited financial statements for year ended December 31, 2016 with management, as well as with the Company’s independent auditors. The Board discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, as well as various accounting issues relating to presentation of certain items in our financial statements and compliance with Section 10A of the Securities Exchange Act of 1934, as amended. The Board received the written disclosures and letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Board concerning independence, and the Board discussed with the independent auditors the independent auditors’ independence.

Based upon the review and discussions referred to above, the Board recommended that the Company’s audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC. The Board evaluated the performance of Marcum LLP and re-appointed the firm as the Company’s independent auditors for the fiscal year ending December 31, 2017.

Submitted by the Board:

Jared Pobre (Chairman)
Marv Tseu
Sam Humphreys
Jonathan Ledecky

Compensation Process

The entire Board participates in consideration of executive officer and director compensation. The Company has determined that, under the definition of independence applicable to compensation committee members in the Nasdaq listing standards, Messrs. Pobre and Tseu would not be considered independent.

The Board makes all decisions regarding executive officer compensation. The Board periodically reviews the elements of compensation for the executive officers and, subject to any existing employment agreements, sets each element of compensation for the Chief Executive Officer and the other executive officers, including annual base salary, annual incentive bonus and equity compensation. The Board also periodically reviews the terms of employment agreements with the executive officers, including in connection with any new hire or the expiration of any existing employment agreements. The Board will consider the recommendations of the Non-Executive Chairman of the Board and the Chief Executive Officer when determining compensation for the other executive officers. Executive officers do not determine any element or component of their own pay package or total compensation amount. The Chief Executive Officer has no role in determining his own compensation.

The Board also reviews and approves the Company’s compensation plans, policies and programs and administers the Company’s equity incentive plans. In addition, the Non-Executive Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer and other members of management make recommendations to the Board with regard to overall pay strategy including program designs, annual incentive design, and long-term incentive plan design for all employees. Management from time to time provides the Board with market information and relevant data analysis as requested. The Company has not paid any fee to or otherwise engaged any compensation consultants.

Nomination Process

The entire Board participates in the consideration of director nominees. The Company has determined that, under the definition of independence applicable to nominating committee members in the Nasdaq listing standards, Messrs. Pobre and Tseu would not be considered independent.

The Board reviews any written information provided with respect to the candidates and interviews the candidates. Although there are no formal criteria or minimum requirements for nominees, the Board believes that persons should be actively engaged in business endeavors, have a financial background, be familiar with acquisition strategies and money management and be able to promote a diversity of views based on the person’s education, experience and professional employment. Though the Board does not have specific guidelines on diversity, it is one of many criteria considered by the Board when evaluating candidates. Based on the information gathered, the Board then makes a decision on whether to nominate the candidates for election as directors. The Board does not distinguish among candidates recommended by stockholders and other persons. The Company does not pay any fee to or otherwise engage any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

The Company does not have a written policy or formal procedural requirements for stockholders to submit recommendations for director nominations. However, the Board will consider recommendations from stockholders. Stockholders should communicate nominee suggestions directly to the Board and accompany the recommendation with biographical details and a statement of support for the nominee. The potential nominee must also provide a statement of consent to being considered for nomination.

In addition, certain of the former members of Propel Media have the right to designate director nominees pursuant to the stockholders agreement described in “Security Ownership of Certain Beneficial Holders” beginning on page 17.

Board Meetings

During the year ended December 31, 2016, the Board met twelve times and acted by unanimous consent three times. All of our directors attended at least 75% of the aggregate number of meetings of the Board. Although the Company does not have any formal policy regarding director attendance at annual meetings of stockholders, the Company attempts to schedule its annual meetings so that all of its directors can attend.

Leadership Structure

The Board has determined to keep the positions of chairman of the board and principal executive officer separate at this time. This permits the Company’s principal executive officer to concentrate his efforts on managing the Company’s business operations and development. This also allows the Company to maintain an independent chairman of the board who oversees, among other things, communications and relations between the Board and senior management, consideration by the Board of the Company’s strategies and policies and evaluation by the Board of the Company’s principal executive officer.

Board Role in Risk Oversight

The Board’s primary function is one of oversight. The Board as a whole has responsibility for risk oversight and reviews management’s risk assessment and risk management policies and procedures. The Board assesses and seeks to mitigate financial risk, including risk related to internal controls, and receives reports from management on identified risk areas; strives to create compensation incentives that encourage behavior consistent with our business strategy, without encouraging undue risk-taking; and considers areas of potential risk within corporate governance and compliance, such as management succession.

Code of Ethics

In January 2015, the Company’s board of directors adopted a code of ethics that applies to the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, and principal accounting officer. The code of ethics is available at https://www.propelmedia.com/company/investor/.

Stockholder Communications

Stockholders may contact the Board or individual members of the Board by writing to them in care of the Secretary, Propel Media, Inc., 2010 Main Street, Suite 900, Irvine, California 92614. The Secretary will forward all correspondence received to the Board or the applicable director from time to time. This procedure was approved by the Company’s independent directors.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation of each of the Company’s “named executive officers,” as defined in Item 402(m) of Regulation S-K, for the years ended December 31, 2016 and 2015:

Summary Compensation Table for 2016
Name and Principal Position	Year	Salary ($)	Bonus ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)		Total ($)
Marv Tseu	2016	486,000	—	—	227,996	—		695,996
Chief Executive Officer(1)	2015	450,049	—	864,600	176,981	—		1,491,630
David Shapiro	2016	340,000	—	—	398,993	—		738,993
Chief Operating Officer and Secretary(1)	2015	296,329	—	864,600	442,452	—		1,603,381
Daniela Nabors	2016	290,167	—	—	184,177	—		474,343
Chief Revenue Officer(2)
Robert Regular	2016	221,066	—	—	16,271	536,989	(7)	774,326
Former Chief Executive Officer(3)	2015	472,692	25,000	605,220	—	—		1,102,912

____________

(1)      Mr. Tseu was the Company’s President and Mr. Shapiro was the Company’s Chief Corporate Development Officer, General Counsel and Secretary from the consummation of the Business Combination in January 2015 until April 2016. Compensation is reflected herein for each of Mr. Tseu and Mr. Shapiro from January 28, 2015, the date of the Business Combination. Mr. Tseu became Chief Executive Officer and ceased to be President and Mr. Shapiro became Chief Operating Officer and ceased to be Chief Corporate Development Officer and General Counsel in April 2016.

(2)      Ms. Nabors became an executive officer of the Company in April 2016, when she assumed the position of Chief Revenue Officer.

(3)      Mr. Regular was the Company’s Chief Executive Officer from the consummation of the Business Combination in January 2015 until April 2016 and was Kitara’s Chief Executive Officer prior to the Business Combination. Compensation presented in this table includes compensation earned by Mr. Regular in all such capacities with both the Company and Kitara. Mr. Regular ceased to be the Company’s Chief Executive Officer in April 2016.

(4)      For 2015, Mr. Regular was eligible to earn an annual bonus based on reaching individual and Company performance objectives to be defined by the Company’s board of directors over a reasonable time frame. Such objectives were not achieved. Notwithstanding, the Company’s board of directors awarded Mr. Regular a discretionary bonus in recognition of his contribution to the Company during the year.

(5)      Refer to Note 12 of the Company’s audited financial statements included in its Annual Report for a discussion of the assumptions made in the valuation of the options.

(6)      For 2016, Messrs. Tseu and Shapiro were eligible, and for the first fiscal quarter of 2016, Mr. Regular was eligible, for bonuses under the Company’s cash bonus program as described below. For 2015, each of Messrs. Tseu and Shapiro earned bonuses during the course of the year based on reaching individual and Company performance objectives in accordance with Propel Media’s quarterly bonus program. Under Propel Media’s quarterly bonus program, the executives were eligible to receive a bonus equal to a percentage of Propel Media’s EBITDA, subject to reduction based on individual performance. At the end of each fiscal quarter, the Company evaluated the financial performance of Propel Media and then calculated the bonuses for each executive for such quarter. In addition, for 2016, Ms. Nabors earned monthly bonuses during the course of the year based on a percentage of the Company’s monthly gross profit, as reported on the Company’s financial statements.

(7)      This amount represents Mr. Regular’s cash severance payable in twelve monthly installments.

Compensation Arrangements

Marv Tseu and David Shapiro

The Company is party to an employment agreement, dated as of March 6, 2015, as amended (each an “Employment Agreement” and collectively the “Employment Agreements”), with each of Marv Tseu and David Shapiro (each an “Executive” and collectively the “Executives”).

Each Employment Agreement is for a term of three years, unless earlier terminated as provided in the agreement or unless extended by mutual written agreement of the Company and the Executive. If the Executive continues to work for the Company after the expiration of the term, his employment will be on the same terms as the Employment Agreement, except that he will be an “at will” employee and the severance provisions described below will no longer be in effect.

The Employment Agreements provide for base salaries of $486,000 for Mr. Tseu and $350,000 for Mr. Shapiro. Each of the Executives will be reimbursed for his reasonable business expenses, subject to an exception for certain commuting costs, including travel and lodging, for Mr. Tseu.

Pursuant to the Employment Agreements, commencing in 2016, each of the Executives became eligible to earn a bonus as part of the Company’s cash bonus program. Under the program, the Company will pay up to 5% of its quarterly EBITDA as bonuses to the participants in the program. With respect to future quarterly fiscal periods, 75% of such 5% has been allocated to employees, including 1.00% and 1.75% to Messrs. Tseu and Shapiro, respectively. Two-thirds of a participant’s quarterly cash bonus is payable only if the Company’s EBITDA for the applicable quarter is 70% of the budget for such quarter and one-third of the cash bonus is payable only if the Company’s revenue for the applicable quarter is 70% of the budget for such quarter. In addition, to the extent bonuses were not paid for a prior fiscal quarter in the same fiscal year, participants may receive a true-up payment calculated based on the participant’s percentage of the year-to-date EBITDA. Two-thirds of a participant’s true-up payment will be made only if the year-to-date EBITDA is 70% of the budget for the year-to-date period and one-third of the true-up payment will be made only if the year-to-date revenue is 70% of the budget for the year-to-date period. The bonuses, including the true-up, are not payable in any circumstances if the Company is not in compliance with its senior secured credit facility or if the bonus payments would cause the Company to not be in compliance. The Company will use its best efforts to pay the bonuses within 30 days after the end of the applicable fiscal quarter and will pay the bonuses no later than 60 days after the end of such quarter.

In accordance with the Employment Agreements, on March 6, 2015, the Company granted an option to purchase 3,000,000 shares of common stock to Mr. Tseu and an option to purchase 3,000,000 shares of common stock to Mr. Shapiro. The options, which were granted under the 2014 Plan, have an exercise price of $0.55 per share and a term of 10 years. Each of the options vested as to one-quarter of the underlying shares on March 6, 2016 and vests as to the remainder of the underlying shares in twelve equal quarterly installments over the following three years.

The Employment Agreements provide that, in the event of a termination of an Executive’s employment by the Company without “cause” or by the Executive for “good reason” (each as defined in the Employment Agreements), the Company will pay him (i) an aggregate amount equal to 100% of his base salary, payable over the course of 12 months, subject to the Executive executing a general release of all claims against the Company, (ii) all valid expense reimbursements, and (iii) all accrued but unused vacation pay. In addition, all of Executive’s equity awards, including the options described above, will fully vest and be exercisable for one year following the termination of employment.

Each of the Employment Agreements restricts the Executive from disclosing confidential information concerning the business of the Company.

Daniela Nabors

Ms. Nabors is employed with the Company as its Chief Revenue Officer. Her base salary is $290,167. In addition, commencing in 2016, Ms. Nabors became eligible to earn a bonus pursuant to a bonus plan. Under the plan, the Company will pay 0.50% of the Company’s monthly gross profit, as reported on the Company’s financial statements, if such gross profits reach a specified threshold in such month and 0.25% of the Company’s gross profit if such gross profits are below such specified threshold in such month. The Company will use its best efforts to pay the bonuses within 30 days after the end of the applicable month.

In addition, on March 6, 2015, the Company granted an option to purchase 1,000,000 shares of common stock to Ms. Nabors. The option, which was granted under the 2014 Plan, has an exercise price of $0.55 per share and a term of 10 years. The options vested as to one-quarter of the underlying shares on March 6, 2016 and vests as to the remainder of the underlying shares in twelve equal quarterly installments over the following three years.

The Company is party to a severance agreement, dated as of March 25, 2015 (the “Severance Agreement”), with Ms. Nabors. The Severance Agreement provides that, in the event of a termination of Ms. Nabors’ employment by the Company without “cause” or by Ms. Nabors’ for “good reason” (each as defined in the Severance Agreement), the Company will pay her (i) an aggregate amount equal to 100% of her base salary, payable over the course of 12 months, subject to the Executive executing a general release of all claims against the Company, (ii) all valid expense reimbursements, and (iii) all accrued but unused vacation pay. In addition, all of Executive’s equity awards, including the options described above, will fully vest and be exercisable for one year following the termination of employment.

Robert Regular

The Company was party an employment agreement, dated as of March 6, 2015, as amended, with Mr. Regular. During his employment as Chief Executive Officer, the agreement provided for Mr. Regular to receive a base salary of $500,000 and reimbursement of his reasonable business expenses. For the first fiscal quarter of 2016, it also provided for him to be eligible to earn a bonus as part of the Company’s cash bonus program, as described above, pursuant to which the Company may pay him up to 0.50% of its quarterly EBITDA as a bonus. Pursuant to the agreement, the Company granted an option to purchase 2,100,000 shares of common stock to Mr. Regular, with an exercise price of $0.55 per share. The Company also assumed an option to purchase 2,400,000 shares of common stock, with an exercise price of $0.20 per share, granted to him by Kitara prior to the Business Combination. On April 30, 2016, the Company entered into a separation agreement with Mr. Regular. Pursuant to his employment agreement, as modified by the separation agreement, upon his ceasing to be the Company’s Chief Executive Officer on April 30, 2016, (i) the Company began paying Mr. Regular $536,896 in 12 monthly installments, (ii) the Company reimbursed Mr. Regular for all valid expenses through April 30, 2016, and (iii) the Company paid Mr. Regular for all his accrued but unused vacation pay through April 30, 2016. In addition, the option to purchase 2,400,000 shares fully vested and will be exercisable until June 30, 2018 and the option to purchase 2,100,000 fully vested and was exercisable until April 30, 2017. Mr. Regular did not exercise any portion of the latter option prior to its expiration. The employment agreement, as modified by the separation agreement, restricts Mr. Regular from disclosing confidential information concerning the business of the Company. In addition, under the separation agreement, Mr. Regular released and waived all claims against the Company.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning the outstanding equity awards, including unexercised options, unvested stock and equity incentive awards, if any, for each of the Company’s named executive officers as of December 31, 2016:

	Options Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Marv Tseu	1,312,500	1,687,500	(1)	0.55	3/6/25
David Shapiro	1,312,500	1,687,500	(1)	0.55	3/6/25
Daniela Nabors	437,500	562,500	(1)	0.55	3/6/25
Robert Regular	2,400,000	—	(2)	0.20	6/30/18
	2,100,000	—	(2)	0.55	4/30/17

____________

(1)      Represents the unvested portion of an option grant that vests in equal quarterly installments on each March 6, June 6, September 6 and December 6 through March 6, 2019.

(2)      Upon Mr. Regular’s ceasing to be the Company’s Chief Executive Officer effective on April 30, 2016, his options vested in full. Under his separation agreement, the option to purchase 2,400,000 shares assumed in the Business Combination will expire on June 30, 2018 and the option to purchase 2,100,000 shares issued on March 6, 2015 expired on April 30, 2017. Mr. Regular did not exercise any portion of the latter option prior to its expiration.

Retirement Plans

The Company does not have any plans that provide for the payment of retirement benefits, or benefits that will be paid primarily following retirement, except for a 401(k) plan that is generally available to all employees, including the named executive officers, on a nondiscriminatory basis.

Termination and Change in Control Payments

Each of Messrs. Tseu and Shapiro and Ms. Nabors is entitled to payment upon termination of his or her employment by us without “cause” or by him or her for “good reason,” as described above. In addition, each of the 2014 Plan, the Kitara 2013 Long-Term Incentive Equity Plan assumed by the Company in the Business Combination and the Kitara 2012 Long-Term Incentive Equity Plan assumed by the Company in the Business Combination provides that, in the event that a person or more than one person acting as a group acquires more than 50% of the total fair market value or combined voting power of the Company’s stock in a transaction not approved by the Board, all of the stock options under the plan, including the stock options held by the named executive officers, will automatically vest and become immediately exercisable in full. The plans also provide that, in the event a person or more than one person acting as a group acquires more than 50% of the total fair market value or combined voting power of the Company’s stock or more than 50% the total gross fair market value of all of the Company’s assets in a transaction approved by the Board, the Board may either accelerate the vesting of all of the stock options under the plan, including the stock options held by the named executive officers, or require the holders of any award granted under the plan to relinquish such award to the Company for cash. If the awards are not accelerated or required to be relinquished in connection with such an approved transaction, the awards will continue in effect in accordance with their terms.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers, directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and ten percent stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of such reports received by the Company and written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that, during the fiscal year ended December 31, 2016, all reports required to be filed by the Company’s officers, directors and persons who own more than ten percent of a registered class of the Company’s equity securities were filed on a timely basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of our common stock as of May 1, 2017 by:

•         each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•         each of our officers and directors; and

•         all of our officers and directors as a group.

The beneficial ownership of each person was calculated based on 250,010,162 shares of our common stock outstanding as of April 15, 2017, according to the record ownership listings as of that date, the beneficial ownership reports filed by 5% beneficial owners with the SEC and the verifications we solicited and received from each director and executive officer. The SEC has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it in the usual sense, but also if he has the power (solely or shared) to vote, sell or otherwise dispose of the share. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days of April 15, 2017, pursuant to the exercise of options or warrants or the conversion of notes, debentures or other indebtedness, but excludes stock appreciation rights. Two or more persons might count as beneficial owners of the same share. Unless otherwise noted, the following persons have sole voting and sole investment power with regard to the shares beneficially owned by them.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percentage of Beneficial Ownership
Executive Officers and Directors:
Jared Pobre(1) 2010 Main St, Suite 900 Irvine, CA 92614	92,475,553	(2)	37.0%
Marv Tseu 2010 Main St, Suite 900 Irvine, CA 92614	1,687,500	(3)	0.7%
David Shapiro 2010 Main St, Suite 900 Irvine, CA 92614	1,687,500	(4)	0.7%
Daniela Nabors 2010 Main St, Suite 900 Irvine, CA 92614	562,500	(5)	0.2%
Howard Yeaton 2010 Main St, Suite 900 Irvine, CA 92614	—		0.0%
Sam Humphreys c/o London Bay Capital, LLC 15 Funston Avenue San Francisco, CA 94129	421,875	(6)	0.2%
Jonathan J. Ledecky(7) c/o Graubard Miller 405 Lexington Avenue, 11th Floor New York, NY 10174	16,574,561	(8)	6.6%
All executive officers and directors as a group (7 individuals)	113,409,489	(9)	44.2%

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percentage of Beneficial Ownership
Five Percent Holders:
Selling Source, LLC c/o London Bay Capital, LLC 15 Funston Avenue San Francisco, CA 94129	22,145,294	(10)	8.9%
Ironbound Partners Fund LLC(7) c/o Graubard Miller 405 Lexington Avenue, 11th Floor New York, New York 10174	16,152,686	(11)	6.4%
Neptune Capital Trust(12) c/o Brian Mason P.O. Box 3104 Avarua, Rarotonga, Cook Islands	61,650,368		24.7%
Family Trust of Jared L. Pobre(1) 2010 Main St, Suite 900 Irvine, CA 92614	92,475,553	(2)	37.0%

____________

(1)      Mr. Pobre is the sole trustee of the Family Trust of Jared L. Pobre and, as such, has sole voting and dispositive power over the shares of common stock beneficially owned by the trust.

(2)      This amount represents shares of common stock beneficially owned by the Family Trust of Jared L. Pobre.

(3)      This amount represents 1,687,500 shares of common stock issuable upon exercise of stock options held by Mr. Tseu, which are currently exercisable or may become exercisable within 60 days. This amount does not include 1,312,500 shares of common stock issuable upon exercise of the stock options held by Mr. Tseu, which are not currently exercisable and will not become exercisable within 60 days.

(4)      This amount represents 1,687,500 shares of common stock issuable upon exercise of stock options held by Mr. Shapiro, which are currently exercisable or may become exercisable within 60 days. This amount does not include 1,312,500 shares of common stock issuable upon exercise of the stock options held by Mr. Shapiro, which are not currently exercisable and will not become exercisable within 60 days.

(5)      This amount represents 562,500 shares of common stock issuable upon exercise of stock options held by Ms. Nabors, which are currently exercisable or may become exercisable within 60 days. This amount does not include 437,500 shares of common stock issuable upon exercise of the stock options held by Ms. Nabors, which are not currently exercisable and will not become exercisable within 60 days.

(6)      This amount represents 421,875 shares of common stock issuable upon exercise of stock options held by Mr. Humphreys, which are currently exercisable or may become exercisable within 60 days. This amount does not include (i) shares of common stock beneficially owned by Selling Source, LLC (“Selling Source”) or (ii) 328,125 shares of common stock issuable upon exercise of the stock options held by Mr. Humphreys, which are not currently exercisable and will not become exercisable within 60 days. Mr. Humphreys is the Chief Executive Officer of London Bay Capital, LLC (“LBC”), which ultimately controls the shares beneficially owned by Selling Source.

(7)      Mr. Ledecky is the managing member of Ironbound and, as such, has sole voting and dispositive power over the shares of common stock beneficially owned by Ironbound.

(8)      This amount includes (i) 421,875 shares of common stock issuable upon exercise of stock options held by Mr. Ledecky, which are currently exercisable or may become exercisable within 60 days, and (ii) shares of common stock beneficially owned by Ironbound, as described in footnote 11. This amount does not include 328,125 shares of common stock issuable upon exercise of the stock options held by Mr. Ledecky, which are not currently exercisable and will not become exercisable within 60 days.

(9)      This amount includes (i) 5,531,250 shares of common stock issuable upon exercise of stock options, which are currently exercisable or may become exercisable within 60 days, and (ii) 942,045 shares of common stock issuable upon the exercise of warrants, which are currently exercisable. This amount does not include 3,718,750 shares of common stock issuable upon exercise of the stock options, which are not currently exercisable and will not become exercisable within 60 days.

(10)   London Bay — TSS Acquisition Company, LLC (“LB-TSS”) is the controlling member of Selling Source, London Bay — TSS Holding Company, LLC (“LBHC”) is the controlling member of LB-TSS and LBC is the controlling member of LBHC. Accordingly, each of LBC, LBHC and LB-TSS may be deemed to beneficially own the shares held by Selling Source.

(11)   This amount includes (i) 14,460,641 shares of common stock, (ii) 750,000 shares of common stock issuable upon exercise of stock options, which are currently exercisable or may become exercisable within 60 days, and (iii) 942,045 shares of common stock issuable upon exercise of warrants, which are currently exercisable.

(12)   Brian Mason is the Managing Trustee of the Neptune Capital Trust and, as such, has sole voting and dispositive power over the shares of common stock beneficially owned by the Neptune Capital Trust.

Business Combination and Stockholders Agreement

On January 28, 2015, the Company consummated the Business Combination, as contemplated by (i) the Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of October 10, 2014, by and among Kitara, the Company (which was previously a wholly-owned subsidiary of Kitara) and Kitara Merger Sub, Inc. (which was previously a wholly-owned subsidiary of the Company), and (ii) the Unit Exchange Agreement (the “Exchange Agreement”), dated as of October 10, 2014 and amended as of December 23, 2014, April 29, 2015 and January 26, 2016, by and among Kitara, the Company, Propel Media and the former members of Propel Media.

Prior to the Business Combination, Kitara was a public operating company, Propel Media was a private operating company, the Company was a wholly-owned subsidiary of Kitara and Selling Source owned 33.5% of Kitara’s outstanding common stock. Upon the closing of the Business Combination, Kitara and Propel Media became wholly-owned subsidiaries of the Company, certain of the former members of Propel Media became the owners of 154,125,921 shares of Company common stock, at the time representing approximately 61.7% of the Company’s outstanding common stock, and the former stockholders of Kitara became the owners of the remaining 95,884,241 shares of Company common stock, at the time representing approximately 38.3% of the Company’s outstanding common stock. As a result, the Company became the new public company. In addition, under the terms of the Exchange Agreement, the Company is required to pay to the former members of Propel Media, on or prior to June 30, 2019, $10,000,000 in cash and/or shares of the Company’s common stock. The $10,000,000 payment will be made in shares of common stock to the extent such amount has not already been paid, if, during the ten day period following each December 31st, Mr. Pobre elects, on behalf of the former members of Propel Media, to receive any unpaid amount of such consideration in shares of the Company’s common stock. Such shares would be valued at the last closing market price prior to the delivery of such shares. If Mr. Pobre were to exercise this right in subsequent years, assuming a last closing price of $0.05, which was the last closing price per share April 13, 2017, the Company would be obligated to issue Mr. Pobre 200,000,000 shares of common stock.

As a condition to the closing of the Business Combination, on January 28, 2015, the Company entered into a stockholders agreement with the Family Trust of Jared L. Pobre, U/A DTD 12/13/2004, of which Jared Pobre is the sole trustee, and the Neptune Capital Trust, who together constitute all of the former members of Propel Media that received shares of Company common stock in the Business Combination. Pursuant to the stockholders agreement, until the first annual meeting of the Company, the Board shall be comprised of up to nine directors, of whom a majority shall be appointees of such former members. Commencing with the first annual meeting, the former members will have the right to designate for election at each annual or special meeting no fewer than (i) as long as the members and their permitted transferees own at least 50% of the Company’s outstanding common stock, a number of directors equal to 50% of the number of directors then authorized (rounded down) plus one, and (ii) as long as the members and their permitted transferees own less than 50% but at least 20% of the Company’s outstanding common stock, a number of directors equal to 40% of the number of directors then authorized (rounded up).

Without the written consent of at least two of the directors appointed or nominated by the former members of Propel Media, the Company may not take certain actions with respect to, among other things, the composition of the Board and its committees; the repurchase of Company securities; the payment or declaration of dividends and distributions; the creation or disposition of subsidiaries; related party transactions; the amendment of Company organizational documents; the acquisition of the securities, assets or business of a third party, or the disposition of any assets or business of the Company; change of control (as defined in the stockholders agreement) transactions; or plans of liquidation, dissolution or winding up of the Company, or voluntary bankruptcy or similar filings.

At such time as the former members of Propel Media and their affiliates and permitted transferees cease to collectively beneficially own at least 20% of the outstanding Company common stock, such members shall cease to have the any rights under the stockholders agreement, subject to certain limited exceptions.

Equity Compensation Plans

The following table provides certain information with respect to compensation plans (including individual compensation arrangements) under which equity securities of Propel are authorized for issuance as of December 31, 2016.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders(1)	18,526,875	$0.55	7,645,451
Equity compensation plans not approved by security holders(2)	4,825,000	$0.28	—
Total	23,351,875	$0.49	7,654,451

____________

(1)      On October 9, 2014, the Company and its sole stockholder approved the 2014 Plan, pursuant to which a total of nine percent of the fully-diluted shares of the Company’s common stock outstanding as of the closing of the Business Combination (or 26,172,326 shares) became available for awards under the plan upon such closing. Kitara’s stockholders approved the plan as of January 26, 2015.

(2)      On January 28, 2015, upon the closing of the Business Combination, the Company assumed options originally issued by Kitara to purchase 7,507,500 shares of our common stock, which were issued under Kitara’s 2012 Plan and Kitara’s 2013 Plan (each as defined below). Of such options, 3,432,500 had terminated or expired without being exercised as of December 31, 2016. The Company also assumed an option to purchase 750,000 shares of our common stock that was not issued under the Plans (as defined below).

Upon the closing of the Business Combination, the Company assumed Kitara’s existing 2012 Long-Term Incentive Equity Plan (the “2012 Plan”) and its 2013 Long-Term Incentive Equity Plan (the “2013 Plan,” and together, the “Plans”), and all outstanding stock options thereunder. However, the Company amended the plans so that no further awards may be issued thereunder. The Plans are described more fully below.

The Company also assumed an option (the “Assumed Option”) to purchase 750,000 shares of our common stock that was originally issued by Kitara outside of the Plans. The Assumed Option has an exercise price of $0.60 and expires on May 7, 2019. It was fully vested upon issuance. In the event of any change in the shares of our common stock as a whole occurring as the result of a common stock split, or reverse split, common stock dividend payable on shares of our common stock, combination or exchange of shares, or other extraordinary or unusual event occurring after the grant of the Assumed Option, the Board will determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of this Option. The Assumed Option is transferable by the holder other than by will or by the laws of descent and distribution, and is exercisable, during the holder’s lifetime, only by the holder (or, to the extent of legal incapacity or incompetency, the holder’s guardian or legal representative).

2012 Plan and 2013 Plan Options

As of December 31, 2016, the options issued under the Plans have a weighted average exercise price of $0.23, a weighted average term remaining of 1.69 years and are currently exercisable with respect to 4,075,000 shares of common stock.

Under the Plans, on a change in the number of shares of our common stock as a result of a dividend on shares of common stock payable in shares of common stock, a forward split, reverse split, combination or exchange of the common stock, or other extraordinary or unusual event that results in a change in the shares of common stock as a whole, the Board shall determine whether such change equitably requires an adjustment in the terms of the options in order to prevent dilution or enlargement of the benefits.

Generally, stock options granted under the Plans may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable, during the holder’s lifetime, only by the holder, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative. However, a holder, with the approval of the Board, may transfer a non-qualified stock option to an immediate family member of the holder by gift or by domestic relations order or to an entity in which more than 50% of the voting interests are owned by the holder or immediate family members of the holder.

Generally, if the holder is an employee, no stock options granted under the Plans may be exercised by the holder unless he or she is employed by the Company or one of its subsidiaries at the time of the exercise and has been so employed continuously from the time the stock options were granted. However, should a holder die while employed by the Company or one of its subsidiaries, unless otherwise provided in the stock option agreement, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death, or such other greater or lesser period as the Board may specify in the stock option agreement, or until the expiration of the stated term of the stock option, whichever period is shorter. Similarly, in the event the holder’s employment is terminated due to disability or normal retirement, unless otherwise provided in the stock option agreement, the holder may still exercise his or her vested stock options for a period of 12 months, or such other greater or lesser period as the Board may specify in the stock option agreement, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death, disability or normal retirement, unless otherwise provided in the stock option agreement, the stock option will automatically terminate, except that if the holder’s employment is terminated by the Company without cause, the holder may still exercise his or her vested stock options for a period of three months, or such other greater or lesser period as the Board may specify in the stock option agreement, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter.

If any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the Company, and the Board does not authorize or otherwise approve such acquisition, then the vesting periods of any and all stock options and other awards granted and outstanding under the Plans shall be accelerated and all such stock options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all common stock subject to such stock options and awards on the terms set forth in the Plans and the respective agreements respecting such stock options and awards. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property is not treated as an acquisition of stock.

The Board may, in the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the Company, which has been approved by the Board, (i) accelerate the vesting of any and all stock options and other awards granted and outstanding under the Plans, or (ii) require a holder of any award granted under the Plans to relinquish such award to the Company upon the tender by the Company to the holder of cash in an amount equal to the repurchase value of such award. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

Chief Financial Officer

On October 14, 2014, the Kitara board of directors appointed Howard Yeaton as Kitara’s Interim Chief Financial Officer. Mr. Yeaton is the Managing Principal of Financial Consulting Strategies LLC (“FCS”). On January 28, 2015, Mr. Yeaton became the Company’s Interim Chief Financial Officer. The Company and Kitara paid FCS $194,000 and $568,000 during the years ended December 31, 2016 and 2015, respectively, for Mr. Yeaton’s services as Interim Chief Financial Officer and other financial advisory and accounting services provided by FCS. As of March 31, 2017, the Company had paid FCS $45,000 for such services during 2017.

Employment of Related Parties

From January 2015 to September 2015, Limor Regular, a co-founder of Kitara and the wife of Robert Regular, the Company’s Chief Executive Officer through April 30, 2016, was the Chief Operating Officer of Kitara Media LLC, a wholly owned subsidiary of Kitara. She resigned from this position in September 2015 and became a consultant to the Company, beginning in October 2015. She was a consultant to Propel Media from October 2015 to March 2016. Ms. Regular was paid $178,771 for her services as an employee during 2015. Ms. Regular was paid $36,600 for her services as a consultant during 2015 and $31,600 for her services as a consultant during 2016.

Business Combination Arrangements

On January 28, 2015, the Company consummated the Business Combination contemplated by the Merger Agreement and the Exchange Agreement. In connection with the Business Combination, the former members of Propel Media, including the Family Trust of Jared L. Pobre and Neptune Capital Trust, exchanged all of the outstanding membership interests of Propel Media for (i) $80,000,000 in cash, (ii) 154,125,921 shares of the Company’s common stock, (iii) the right to receive performance-based “earn out” payments that will enable the members to receive up to an additional $40,000,000 in cash or stock consideration based on Propel Media reaching certain EBITDA levels during the 2015 to 2018 fiscal years, (iv) on or prior to June 30, 2019, $10,000,000 in cash and/or shares of the Company’s common stock, and (v) immediately after the payment of certain fees to the lender under the Company’s senior secured credit facility on or about the fourth anniversary of the closing, $6,000,000 in cash. The consideration payable to the members was subject to a post-closing adjustment based on the working capital and indebtedness of Propel Media and the working capital of Kitara. On October 30, 2015, the Company paid $3,337,000 to the members in full satisfaction of this post-closing adjustment. The Company did not achieve the required EBITDA level in 2015 or 2016 and accordingly no “earn out” payment was made with respect to such fiscal years. The $10,000,000 payment will be made in shares of common stock to the extent such amount has not already been paid, if, during the ten day period following each December 31st, Mr. Pobre elects, on behalf of the former members of Propel Media, to receive any unpaid amount of such consideration in shares of the Company’s common stock, valued at the last closing market price prior to the delivery of such shares. Pursuant to the Exchange Agreement, the Company also reimbursed the members for all transaction expenses paid by Propel Media, its subsidiaries or the members on or before the consummation of the Business Combination, and assumed all of their unpaid transaction expenses as of such date. The aggregate transaction expenses reimbursed or assumed by it were $867,000. Jared Pobre, the Company’s Non-Executive Chairman of the Board, is the trustee of The Family Trust of Jared L. Pobre. Neptune Capital Trust became the beneficial owner of more than 10% of the Company’s common stock upon the closing of the Business Combination.

In connection with the Business Combination, the Company assumed the 2012 Plan and the 2013 Plan and all outstanding stock options thereunder, including an option to purchase 2,400,000 shares of the Company’s common stock at $0.20 per share held by Robert Regular, and assumed an option to purchase 750,000 shares of the Company’s common stock at $0.60 per share held by Jonathan J. Ledecky, a director of the Company, which was not issued under the Plans.

As a condition to the closing of the Business Combination, on January 28, 2015, the Company entered into a registration rights agreement with the Family Trust of Jared L. Pobre and the Neptune Capital Trust, who together constitute all of the former members of Propel Media that received shares of our common stock in the Business Combination (the “Registrable Shares”). Pursuant to the registration rights agreement, subject to compliance with certain lockup agreements between such members and the Company, the holders of the Registrable Shares will have the right to demand that the Company file a registration statement on Form S-1 or any successor form thereto covering 15% or greater of the then-outstanding Registrable Shares. Furthermore, at any time when the Company is eligible to use Form S-3 or any successor form thereto, the holders of the Registrable Shares will have the right to demand that the Company file a registration statement on Form S-3 or any successor form thereto covering 5% or greater of the then-outstanding Registrable Shares. The Company will not be obligated to effect more than two such “demand” registrations on Form S-1, but there is no limit to the number of “demand” registrations that may be effected on Form S-3. The holders of the Registrable Shares also will have certain “piggyback” registration rights, in the event the Company proposes or are required to register any of its equity securities on Form S-1 or Form S-3, whether or not for the Company’s own account. The “demand” and “piggyback” registration rights are subject to certain customary conditions and limitations.

Also as a condition to the closing of the Business Combination, on January 28, 2015, the Company entered into the stockholders agreement with the Family Trust of Jared L. Pobre and the Neptune Capital Trust. The stockholders agreement is described more fully in “Security Ownership of Certain Beneficial Owners — Business Combination and Stockholders Agreement” on page 19.

Predecessor Transactions

On July 1, 2013, in connection with the consummation of a merger transaction pursuant to which Kitara acquired Kitara Media LLC and New York Publishing Group, Inc. (the “Kitara Acquisition”), Kitara entered into a registration rights agreement with the Robert Regular and Selling Source, as the former owners of Kitara Media LLC and New York Publishing Group, Inc., respectively. Pursuant to the registration rights agreement, Kitara was required, at its expense and upon the demand of the former owners holding at least 30% of the shares issued in the Kitara Acquisition, to use its reasonable best efforts to file a registration statement for such shares within 90 days (or 45 days if the Company is eligible to file a registration statement on Form S-3) after the Company receives a written demand from such former owners. Subject to certain limitations, the registration rights agreement also provided the former owners with certain piggyback registration rights for underwritten public offerings that Kitara may effect for its account or for the benefit of other selling stockholders. After the closing of the Business Combination, the former owners have identical rights with respect to the shares of the Company common stock they received in exchange for the shares issued in connection with the Kitara Acquisition.

To provide for the post-closing respective indemnification rights of Kitara and Robert Regular and Selling Source, as the former owners of Kitara Media LLC and New York Publishing Group, Inc., Kitara entered into an escrow agreement, pursuant to which ten percent of the shares received by the former owners in the Kitara Acquisition was deposited in escrow. These shares are being reserved with respect to indemnification claims made by Kitara as a result of the litigation described in our Annual Report.

On April 25, 2014, Kitara entered into a Securities Purchase Agreement (“Purchase Agreement”) providing for the sale on a private placement basis of shares of Kitara’s common stock at $0.55 per share and the issuance of warrants to purchase 50% of the total number of shares purchased by the investors in the offering. Pursuant to the Purchase Agreement, Kitara sold a total of $7,000,000 of its shares of common stock (or an aggregate of 12,727,272 shares) to several accredited investors, including Ironbound and Robert Regular. In connection with the offering, each accredited investor received a warrant to purchase a number of shares equal to 50% of the number of shares purchased by such investor in the private placement (or an aggregate of 6,363,636 shares). The warrants are exercisable at a price of $0.825 per share and expire on April 30, 2019. The warrants became warrants to purchase the Company common stock upon consummation of the Business Combination. Ironbound purchased approximately $1,036,000 of securities in the private placement, $1,000,000 of which were paid for through the cancellation of a promissory note issued by Kitara to Ironbound, and accordingly holds warrants to purchase 942,045 shares of the Company common stock. Robert Regular purchased approximately $50,000 of securities in the private placement and accordingly holds warrants to purchase 45,455 shares of the Company common stock.

Related Party Policy

The Company’s Code of Ethics requires its directors, officers and employees to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the Board. Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of our common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of the Board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

The Board is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The Board will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the other members of the Board with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

We do not intend to bring before the Annual Meeting any matters other than those specified in the Notice of the Annual Meeting, and we do not know of any business which persons other than the Board intend to present at the Annual Meeting. Should any business requiring a vote of the stockholders, which is not specified in the notice, properly come before the Annual Meeting, the proxy holders specified in this proxy statement and in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

STOCKHOLDER PROPOSALS AND NOMINATIONS

A proposal that a stockholders intends to present at the 2018 annual meeting of stockholders and wishes to be considered for inclusion in the Company’s proxy materials must be received no later than December 29, 2017. All proposals must comply with Rule 14a-8 under the Exchange Act.

The Company’s bylaws contain provisions intended to promote the efficient functioning of stockholder meetings. Some of the provisions require advance notice to us of stockholder proposals or director nominations to be considered at an annual. Under the Company’s bylaws, in order to properly bring stockholder proposals or director nominations before an annual meeting, even if the stockholder does not intend to include such proposal in the Company’s proxy materials, the stockholder must deliver written notice of such proposal or nomination to the Secretary, no more than 120 days prior to the first anniversary of the prior year’s annual meeting and no later than 90 days prior to the first anniversary of the prior year’s annual meeting. Accordingly, for the 2018 annual meeting of stockholders, this notice must be received no earlier than February 15, 2018 and no later than March 17, 2018. A notice of a stockholder proposal or director nomination must include the information set forth in our bylaws. Stockholder proposals and director nominations should be addressed to Secretary, 2010 Main Street, Suite 900, Irvine, California 92614.

Dated May 1, 2017

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

PROPEL MEDIA, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on June 14, 2017.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this **X**

PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR LISTED HEREIN AND "FOR" PROPOSAL 2, AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":

1. Election of Directors

(1) Sam Humphreys
(2) Jonathan Ledecky
(3) Jared Pobre
(4) Marv Tseu

FOR all Nominees listed to the left ☐

WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) ☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

2. Ratification of the appointment of independent registered public accounting firm.

	FOR	AGAINST	ABSTAIN
2.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR LISTED HEREIN AND "FOR" PROPOSAL 2.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature________________________ **Signature, if held jointly**________________________ **Date**____________**, 2017.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROPEL MEDIA, INC.

The undersigned appoints Marv Tseu and David Shapiro, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Propel Media, Inc. held of record by the undersigned at the close of business on April 21, 2017 at the Annual Meeting of Stockholders of Propel Media, Inc. to be held on June 15, 2017, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NOMINEES FOR DIRECTORS LISTED HEREIN AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)